UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2014

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (913) 353-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

Aratana Therapeutics, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide financial statements of Okapi Sciences N.V. and pro forma financial information relating to Okapi Sciences N.V. and Vet Therapeutics, Inc.

(a)	Financial Statements of the Businesses Acquired

Audited financial statements of Okapi Sciences N.V. as of and for the years ended December 31, 2012 and December 31, 2013 and for the period from December 20, 2007 (date of inception) to December 31, 2013, and the related notes to the financial statements, are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information

Pro forma financial information with respect to the Company’s acquisition of Okapi Sciences N.V. and Vet Therapeutics, Inc. is attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises, Independent Auditors.

99.1	Audited financial statements of Okapi Sciences N.V. as of and for the years ended December 31, 2012 and December 31, 2013 and for the period from December 20, 2007 (date of inception) to December 31, 2013, and the related notes to the financial statements.

99.2	Unaudited pro forma consolidated financial information of the Company for the three months ended March 31, 2014 and for the year ended December 31, 2013, and the related notes to the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: July 15, 2014	By:	/s/ Steven St. Peter
Steven St. Peter, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises, Independent Auditors.

99.1	Audited financial statements of Okapi Sciences N.V. as of and for the years ended December 31, 2012 and December 31, 2013 and for the period from December 20, 2007 (date of inception) to December 31, 2013, and the related notes to the financial statements.

99.2	Unaudited pro forma consolidated financial information of the Company for the three months ended March 31, 2014 and for the year ended December 31, 2013, and the related notes to the financial statements.